Exhibit 99 (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 28, 2020, relating to the financial statements and financial highlights of Innovator MSCI EAFE Power Buffer ETF – July, Innovator MSCI Emerging Markets Power Buffer ETF – July, Innovator Nasdaq-100 Power Buffer ETF – April, Innovator Nasdaq-100 Power Buffer ETF – July, Innovator Nasdaq-100 Power Buffer ETF – October, Innovator Russell 2000 Power Buffer ETF – April, Innovator Russell 2000 Power Buffer ETF – July and Innovator Russell 2000 Power Buffer ETF – October, each a series of Innovator ETFs Trust, for the year or period ended October 31, 2020, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Investment Adviser and Other Service Providers” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Cleveland, Ohio

February 26, 2021